Confidential - 1 - Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain portions of the exhibits that are not material and are of the type the Company treats as confidential have been redacted or omitted, and marked by brackets and asterisks. A copy of the unredacted exhibit will be furnished to the Securities and Exchange Commission upon request. SEPARATION AND CONSULTING AGREEMENT THIS SEPARATION AND CONSULTING AGREEMENT (the “Agreement”) is entered into as of the date of the last signature of the Parties below, by and between Waterfall Asset Management, LLC (the “Company”), Ready Capital Corporation (“Ready”), and Adam Zausmer (“Employee”). Together, the Company and Employee may be referred to hereinafter as the “Parties.” In consideration of the payments, covenants and releases described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Company and Employee agree as follows: 1. Separation from Employment. Employee’s employment with the Company, as well as any roles that Employee may have held as an officer or director of the Company or any of the Company Releasees (as defined below), ended on February 26, 2026 (the “Termination Date”). To the extent not already paid to Employee, within thirty (30) days of the Termination Date, or sooner if required by applicable law, the Company shall pay to Employee (a) all accrued but unpaid base salary through the Termination Date; and (b) reimbursement for any unreimbursed business expenses properly incurred by Employee in accordance with Company policy prior to the Termination Date. Employee will receive a separate letter with information (i) regarding Employee’s rights regarding continuation of health insurance under Section 4980B of the Internal Revenue Code as amended from time to time (“COBRA” and, the “Code”), and (ii) regarding Employee’s rights related to the Company’s Cash Balance Plan (the “Pension”) and to the extent that Employee has such rights, nothing in this Agreement will change or impair those rights. 2. Obligations of the Company. In consideration of Employee executing and not revoking this Agreement, and for complying with this Agreement (including, but not limited to, Paragraphs 9 and 14 herein), and in consideration of Employee’s promises contained in this Agreement, the Company agrees as follows (collectively, the “Consideration”): a. to make a one-time cash payment of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000), less any applicable withholding for taxes, reportable on Form W-2 in a lump sum on within thirty (30) days following the expiration of the revocation period described in Paragraph 6 without Employee having revoked this Agreement; b. if Employee timely elects to continue participation in any group medical, dental, vision or prescription drug plan benefits to which Employee or Employee’s eligible dependents would be entitled under COBRA, then for eighteen (18) months following the Termination Date (the “COBRA Reimbursement Period”), the Company shall pay directly to the insurance carrier the full amount of Employee’s COBRA premiums on Employee’s behalf for Employee’s continued participation under such group health plans (the “COBRA Reimbursement”); provided, however, that (i) if Employee becomes eligible to receive group health benefits under a program of a subsequent employer, the Company’s obligation to pay the COBRA premiums as described herein shall cease, except as otherwise required by law; (ii) the COBRA Reimbursement Period shall only

Confidential - 2 - run for the period during which Employee is eligible to elect health coverage under COBRA and timely elects such coverage; (iii) Employee agrees to promptly notify the Company in writing if, during the COBRA Reimbursement Period, Employee ceases to be eligible for COBRA continuation coverage or becomes eligible to receive group health benefits under a program of a subsequent employer; (iv) nothing herein shall prevent the Company from amending, changing, or canceling any group medical, dental, vision and/or prescription drug plans during the COBRA Reimbursement Period; (v) during the COBRA Reimbursement Period, the benefits provided in any one calendar year shall not affect the amount of benefits provided in any other calendar year (other than the effect of any overall coverage benefits under the applicable plans); and (vi) the Company’s payment of Cobra premiums during the COBRA Reimbursement Period shall be subject to Employee’s reasonably satisfactory performance, as determined by the Company in its sole discretion, of his duties under this Agreement during the Consulting Period (as defined below) (and if the Company contends the Employee is not reasonably satisfactory performing his duties, it shall provide him written notice and a reasonable opportunity of at least five (5) days to cure) and, following the Consulting End Date (as defined below), the execution and non-revocation of the Supplemental Release; and c. notwithstanding anything to the contrary in the respective award agreement, with respect to Employee’s awards granted pursuant to Ready’s 2013 Equity Incentive Plan and 2023 Equity Incentive Plan, (i) the vesting of Employee’s shares of Ready restricted stock that are subject to vesting based on Employee’s continuous service with the Company, of which there are 128,990 shares outstanding as of the Termination Date (the “Restricted Shares”), shall be accelerated in full on the Termination Date, and (ii) the vesting of Employee’s stock units granted by Ready that are subject to vesting based on the achievement of specified performance metrics and Employee’s continuous service with the Company, of which there are 133,436 outstanding (at target) as of the Termination Date (the “Performance Units”), shall be accelerated at the target level and settled in 133,436 shares of Ready common stock as of the Termination Date. d. The Company shall pay for the costs of review of this Agreement by Employee’s counsel, WGMG LLP in the amount up to $15,000, payment within 30 days after receipt of an invoice and a W-9. e. The Parties acknowledge and agree that the Consideration (including the Consulting Fee) exceeds any and all actions, pay, and benefits that the Company might otherwise have owed Employee by contract or law, and that the Consideration constitute good, valuable, and sufficient consideration for Employee’s release and agreements herein. The Company’s promise to provide the Consideration is expressly contingent on Employee (i) executing and not revoking this Agreement, as set forth in Paragraph 6 below; (ii) with respect to the COBRA Reimbursement and the Consulting Fee (as defined below), executing and not revoking the Supplemental Release, as set forth in Paragraph 3(g) below; (iii) Employee providing the Company with a forensically sound image of his Company issued cell phone no later than the Termination Date; and (iv) fully honoring all of Employee’s obligations contained in this Agreement. 3. General Release of Claims and Covenant Not to Sue. a. Mutual General Release of Claims. In consideration of the payments made to Employee by the Company and the promises contained in this Agreement, Employee on behalf of himself/herself and Employee’s agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES the Company, Ready, their respective

Confidential - 3 - successors, subsidiaries, parent companies, assigns, joint ventures, and affiliated companies, and all of their respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Company Releasees”) from ALL claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature which Employee may by law release, as well as all contractual obligations not expressly set forth in this Agreement, whether known or unknown, fixed or contingent, that Employee may have or claim to have against any Company Releasee for any reason as of the date of execution of this Agreement. This Release and Covenant Not To Sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Employee specifically acknowledges and agrees that Employee is releasing any and all rights under federal, state and local employment laws including without limitation the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), 29 U.S.C. § 621 et seq., Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, the New York State Human Rights Law, the New York City Human Rights Law, the New York State Labor Law, the New York State Civil Rights Law, N.Y. Workers’ Comp. Law § 125, Article 23-A of the New York State Corrections Law, the New York City Earned Safe and Sick Time Act, the New York Wage Theft Prevention Act, Article 15 of the Executive Law of the State of New York (Human Rights Law), the New York State WARN Act, the New York City Fair Chance Act, the New York City Stop Credit Discrimination in Employment Act, and any and all other local, state, and federal law claims arising under statute or common law. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except as set forth in Paragraph 3(e) below. The Company on behalf of itself and Ready hereby UNCONDITIONALLY RELEASES AND DISCHARGES Employee from ALL claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature which the Company or Company Releasees may by law release, as well as all contractual obligations not expressly set forth in this Agreement, whether known or unknown, fixed or contingent, that the Company or Company Releasees may have or claim to have against Employee for any reason as of the date of execution of this Agreement; provided, however, that the Company Releasees do not release (i) any Claims that arise after the Effective Date of this Agreement; (ii) any Claims for breach of this Agreement or to enforce the terms of this Agreement; (iii) any Claims for breach of the Surviving Provisions occurring after the Effective Date of this Agreement or to enforce the terms of the Surviving Provisions; (iv) any Claims involving acts or omissions constituting fraud, willful misconduct, theft, embezzlement, bribery, misuse or misapplication of funds, willful misrepresentation or criminal conduct; or (v) any Claims that cannot be waived or released as a matter of law. b. Covenant Not to Sue. Except as expressly set forth in Paragraph 4 below, Employee further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Company Releasees any claim released by this Agreement. Likewise, the

Confidential - 4 - Company and Company Releasees further hereby AGREE NOT TO FILE A LAWSUIT or other legal claim or charge to assert against Employee any claim released by this Agreement. c. Acknowledgement Regarding Payments and Benefits. Employee acknowledges and agrees that Employee has been paid all wages and accrued benefits to which Employee is entitled through the date of execution of this Agreement, other than the payments set forth in this Agreement. Other than the payments set forth in this Agreement, the Parties agree that the Company owes no additional amounts to Employee for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason. d. Other Representations and Acknowledgements. This Agreement is intended to and does settle and resolve all claims of any nature that Employee might have against the Company and the Company Releasees arising out of their employment relationship or the termination of employment or relating to any other matter, except as set forth in Paragraph 3(e) below. Employee warrants that Employee has not filed any notices, claims, complaints, charges, or lawsuits of any kind whatsoever against the Company or any of the Company Releasees as of the date of execution of this Agreement. Nothing herein prohibits or restricts Employee’s Protected Rights set forth in Paragraph 4 below. This Agreement shall not in any way be construed as an admission by the Company or any of the Company Releasees of wrongdoing or liability or that Employee has any rights against the Company or any of the Company Releasees. Employee represents and agrees that Employee has not transferred or assigned, to any person or entity, any claim that Employee is releasing in this Agreement. The Company represents and agrees that the Company has not transferred or assigned, to any person or entity, any claim that the Company or Company Releasees is releasing in this Agreement. e. Exceptions to General Release. Nothing in this Agreement is intended as, or shall be deemed or operate as, a release by Employee of (i) any rights of Employee under this Agreement; (ii) any vested benefits under any Company-sponsored benefit plans (including the Pension); (iii) any rights under COBRA or similar state law; (iv) any recovery to which Employee may be entitled pursuant to workers’ compensation and unemployment insurance laws; (v) Employee’s right to challenge the validity of Employee’s release of claims under the ADEA; (vi) any rights or claims under federal, state, or local law that cannot, as a matter of law, be waived by private agreement; (vii) any rights of Employee to advancement and/or indemnification pursuant to the Company’s operating documents or applicable law, including any rights Employee has pursuant to the Indemnification Agreement between Employee and Ready dated September 7, 2022 (the “Indemnification Agreement”); (viii) any claims or rights under any insurance policy, such as directors and officers insurance; and (ix) any claims arising after the date on which Employee executes this Agreement. For clarity, Employee’s rights and the Company’s obligations to advancement and indemnification shall continue beyond the Termination Date and shall not be affected by the Employee’s termination of employment. f. Knowing and Voluntary Execution; Unknown Claims. By signing this Agreement, Employee acknowledges that Employee is doing so knowingly and voluntarily, that Employee understands that Employee may be releasing claims Employee may not know about, and that Employee is waiving all rights Employee may have under any law that is intended to protect Employee from waiving unknown claims, and Employee understands the significance of doing so. To effect a complete release as to the Company and the Company Releasees, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, a release of all claims, including those which Employee does not know or suspect to exist in Employee’s

Confidential - 5 - favor at the time this Agreement is executed, and that this Agreement contemplates extinguishing all such claims. g. Supplemental Release. In addition to signing this Agreement, Employee agrees that Employee will sign an additional Supplemental Release of Claims, attached hereto as Exhibit A (the “Supplemental Release”). As described in more detail in Paragraphs 2 above and 12 below, the Company’s provision of the Consideration, including both Consulting Fee payments, is contingent on Employee signing and not revoking the Supplemental Release. 4. Protected Rights. Employee understands that nothing contained in this Agreement limits any of the following (the “Protected Rights”): a. Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the U.S. Securities and Exchange Commission (“SEC”), or any other federal, state or local governmental agency or commission (“Government Agencies”); however, based on Employee’s release of claims set forth in this Agreement, Employee understands that Employee is releasing all claims that Employee may have, as well as, to the extent permitted by applicable law, Employee’s right to recover monetary damages or obtain other relief that is personal to Employee in connection with any claim Employee is releasing under this Agreement (though Employee is not releasing Employee’s right to receive a whistleblower award from the SEC); b. Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Employee, on Employee’s behalf, or by any other individual, and Employee does not need to notify the Company or seek the Company’s prior authorization before making such disclosures or engaging in such communications or activity; or c. Employee’s rights under the National Labor Relations Act (“NLRA”) to bargain collectively or to exercise Employee’s rights under the NLRA to discuss, communicate, engage in concerted activity, or assist other employees regarding wages, benefits, hours, workplace issues, labor disputes, unfair labor practices, working conditions, or other terms and conditions of employment. 5. Acknowledgments. The Company hereby advises Employee to consult with an attorney prior to executing this Agreement and Employee acknowledges and agrees that the Company has advised, and hereby does advise, Employee of Employee’s opportunity to consult an attorney or other advisor and has not in any way discouraged Employee from doing so. Employee expressly acknowledges and agrees that Employee has been offered at least twenty-one (21) days to consider this Agreement before signing it, that Employee has read this Agreement and Release carefully, that Employee has had sufficient time and opportunity to consult with an attorney or other advisor of Employee’s choosing concerning the execution of this Agreement. Employee acknowledges and agrees that Employee fully understands that this Agreement is final and binding, that it contains a full release of all claims and potential claims, and that the only promises or representations Employee has relied upon in signing this Agreement are those specifically contained in this Agreement itself. Employee acknowledges and agrees that Employee is signing this Agreement voluntarily, with the full intent of releasing the Company and the Company Releasees from

Confidential - 6 - all claims covered by Paragraph 3, including but not limited any and all claims under the ADEA and all other laws regarding age discrimination. 6. Revocation and Effective Date. The Parties agree Employee may revoke this Agreement at will within seven (7) days after Employee executes this Agreement by giving written notice of revocation to Company. Such notice must be delivered to the Company’s General Counsel, Kenneth Nick, and must actually be received by such person at or before the above-referenced seven-day deadline. This Agreement may not be revoked after the expiration of the seven-day deadline. In the event that Employee revokes this Agreement within the revocation period described in this Paragraph, this Agreement shall not be effective or enforceable, and all rights and obligations hereunder shall be void and of no effect. Assuming that Employee does not revoke this Agreement within the revocation period described above, the effective date of this Agreement (the “Effective Date”) shall be the eighth (8th) day after the day on which Employee executes this Agreement. 7. Protective Covenants. As a condition of, and in consideration for the Company’s promises in this Agreement, Employee hereby agree to the obligations set forth in this Paragraph 7 (collectively, the “Protective Covenants”). For purposes of this Agreement, the term “Company Group” shall mean the Company, Ready, and their respective affiliates and subsidiaries. a. Reaffirmation of Existing Covenants. Employee hereby reaffirm his obligations pursuant to the letter agreement between Employee and the Company dated October 1, 2013, all of which obligations shall remain in full force and effect in accordance with their terms and shall not in any way be modified, amended, or superseded by this Agreement. b. Non-Solicitation of Protected Customers. Employee agrees that, during the fifteen (15)-month period immediately following the Termination Date (the “Restricted Period”), Employee shall not, directly or indirectly: (i) solicit, induce, persuade, or otherwise attempt to solicit, induce, or persuade any Protected Customer to cancel or adversely alter such Protected Customer’s business relationship with the Company Group; or (ii) interfere or otherwise attempt to interfere with any of the Company Group’s business relationship with any Protected Customer. For purposes of this Agreement, “Protected Customer” means any person or entity to whom or which, during the two (2) years preceding Termination Date, the Company Group has provided loans, investments, products, or services or has received financing or actively solicited to provide loans, investments, products, or services or to receive financing, and with whom Employee has had Material Contact on behalf of the Company Group during his employment with the Company. For purposes of this Agreement, “Material Contact” means (x) having dealings with an actual or prospective customer, investor, borrower, lender, or financing source on behalf of the Company Group; (y) coordinating or supervising dealings with an actual or prospective customer, investor, borrower, lender, or financing source on behalf of the Company Group; or (C) obtaining Confidential Information about an actual or prospective customer, investor, borrower, lender, or financing source as a result of Employee’s employment with the Company. c. Non-Interference with Protected Investors. Employee agrees that, during the Restricted Period, he shall not, directly or indirectly: (i) solicit, induce, persuade, or otherwise attempt to solicit, induce, or persuade any Protected Investor to cancel or adversely alter such Protected Investor’s investment in any entity, investment vehicle, account or the like managed or owned by the Company Group, or (ii) interfere or otherwise attempt to interfere with any of the Company Group’s business relationship with any Protected Investors. For purposes of this

Confidential - 7 - Agreement, “Protected Investor” means any person or entity who or which has, during the two (2) years preceding Termination Date: (A) invested debt or equity in any fund managed or owned by the Company Group or has invested debt or equity in any entity, investment vehicle, account or the like managed or owned by the Company Group, or (B) been actively solicited by the Company Group to invest debt or equity in any fund managed or owned by the Company Group or to invest debt or equity in any entity, investment vehicle, account or the like managed or owned by the Company Group, and in either case with whom Employee had Material Contact on behalf of the Company Group during his employment with the Company. d. Non-Interference with Protected Business Partners. Employee agrees that, during the Restricted Period, he shall not, directly or indirectly: (i) solicit, induce, persuade, or otherwise attempt to solicit, induce, or persuade any Protected Business Partner to cancel or adversely alter such Protected Business Partner’s business relationship with the Company Group, or (ii) interfere or otherwise attempt to interfere with any of the Company Group’s business relationship with any of its Protected Business Partner. For purposes of this Agreement, “Protected Business Partner” means any person entity who or which has, during the two (2) years preceding the Termination Date, been a lender, borrower, financing source, or service provider for the Company Group, and with whom Employee has had Material Contact on behalf of the Company Group during his employment with the Company. e. Non-Recruitment of Employees and Independent Contractors. Employee agrees that during the Restricted Period, he shall not, directly or indirectly, recruit, solicit, or induce or otherwise attempt to recruit, solicit or induce any partner, member, employee, consultant, or independent contractor of the Company Group to terminate his or her employment or other relationship with the Company Group or to enter into employment or any other kind of business relationship with the Employee or any other person or entity. For clarity, Employee may, however, engage in business relationships with vendors, such as such as lawyers, title companies, document custodians, appraisers, loan servicers, due diligence firms, brokers, realtors, bankers, data and technology service providers, marketing service providers. f. Protection of Confidential Information. i. Employee agrees that he shall not, directly or indirectly, use any Confidential Information (as defined below) on his own behalf or on behalf of any person or entity other than the Company Group, or reveal, divulge, or disclose any Confidential Information to any person or entity not expressly authorized by the Company Group to receive such Confidential Information. This obligation shall remain in effect for as long as the information or materials in question retain their status as Confidential Information. Employee further agrees that he shall fully cooperate with the Company Group in maintaining the Confidential Information to the extent permitted by law. Nothing herein prohibits or restricts Employee’s Protected Rights set forth in Paragraph 4 above. Employee acknowledges and agrees that this Agreement is not intended to, and does not, alter either the Company Group’s rights or Employee’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. iii. For purposes of this Agreement, “Confidential Information” means any and all data and information relating to the Company Group, its activities, business, customers, investors, borrowers, lenders, or financing sources that (A) was disclosed to Employee during Employee’s employment with the Company or the Consulting Period, was conceived, created, developed, or produced by Employee during Employee’s employment with the Company or the

Confidential - 8 - Consulting Period, or of which Employee became aware as a consequence of his employment with the Company or as a consequence of providing the Consulting Services; (B) has value to the Company Group; and (C) is not generally known outside of the Company Group. “Confidential Information” shall include, but is not limited to, the following types of information regarding, related to, or concerning the Company: trade secrets (as defined by applicable law); inventions, financial plans and data; management planning information; business plans; operational methods; market studies; marketing plans or strategies; pricing information; product development techniques or plans; lists of customers, investors, borrowers, lenders, counterparties, or financing sources; files, data and financial information relating to customers, investors, borrowers, lenders, counterparties, or financing sources; details of contracts with customers, investors, borrowers, lenders, counterparties, or financing sources; current and anticipated requirements of customers, investors, borrowers, lenders, counterparties, or financing sources; identifying and other information pertaining to business, pipeline, sourcing, and referral sources; past, current and planned research and development; computer aided systems, software, strategies and programs; business acquisition plans; management organization and related information (including, without limitation, data and other information concerning the compensation and benefits paid to officers, directors, employees and management); personnel and compensation policies; new personnel acquisition plans; and other similar information. “Confidential Information” also includes combinations of information or materials which individually may be generally known outside of the Company Group, but for which the nature, method, or procedure for combining such information or materials is not generally known outside of the Company. In addition to data and information relating to the Company Group, “Confidential Information” also includes any and all data and information relating to or concerning a third party that otherwise meets the definition set forth above, that was provided or made available to the Company Group by such third party, and that the Company Group has a duty or obligation to keep confidential. This definition shall not limit any definition of “confidential information” or any equivalent term under state or federal law. “Confidential Information” shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company Group. iv. Anything herein to the contrary notwithstanding, Employee shall not be restricted from: (A) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Employee shall, unless required by a government regulator or law enforcement not to do so, provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Employee; (B) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures or having other communications that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Employee shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Employee has made such reports or disclosures; (C) disclosing information about a dispute involving a nonconsensual sexual act or sexual contact (including when the victim lacks capacity to consent), or a dispute relating to conduct that is alleged to constitute sexual harassment under applicable law; or (D) disclosing factual information related to any claim of discrimination to law enforcement, the EEOC, the state division of human rights, a local commission on human rights, or an attorney retained by the Employee. v. Anything herein to the contrary notwithstanding, Employee is hereby given notice that Employee shall not be criminally or civilly liable under any federal or state trade secrets

Confidential - 9 - law for: (A) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in either event solely for the purpose of reporting or investigating a suspected violation of law; or (B) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. g. Non-Disparagement. Employee agrees that he shall not at any time make, publish or communicate to any person or entity or in any public forum (including social media) any defamatory or disparaging remarks, comments or statements concerning the Company Group or any of its investors, partners, loans, investments, products, services, affiliates, directors, officers, or employees. Notwithstanding the foregoing, this provision does not in any way limit, restrict, or impede: (i) any of Employee’s rights that are expressly reserved in Paragraph 7(f)(iv) or (v) above; (ii) Employee’s right to engage in protected concerted activity under the National Labor Relations Act; (iii) Employee’s ability to provide truthful testimony or information in response to a subpoena, court or arbitral order, or valid request by a government entity, or as otherwise required by law; or (iv) Protected Rights described in Paragraph 4 above. h. Return of Property. Employee represents that Employee has returned to the Company all items in Employee’s possession or under Employee’s control which are owned by the Company Group, including, but not limited to, (i) any equipment or personal property, (ii) all written business information which is of a confidential or proprietary nature (i.e. manuals, reference guides, etc.), and (iii) Employee’s corporate credit card, if applicable. To the extent that Employee has electronic files or information in Employee’s possession or under Employee’s control that belong to the Company Group or contain Confidential Information (specifically including but not limited to electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), Employee represents that Employee has (iv) provided the Company with an electronic copy of all of such files or information (in an electronic format that is readily accessible by the Company), and (v) after doing so, deleted all such files and information, including all copies and derivatives thereof, from all non-Company Group-owned computers, mobile devices, electronic media, cloud storage, and other media, devices, and equipment, such that such files and information are permanently deleted and irretrievable. Employee shall return his Company issued iPhone, and shall provide the Company with additional forensically sound image(s) of his Company issued iPhone at any time preceding the Consulting End Date. The Company shall pay the cost of any forensic images (which shall also apply to the obligation under paragraph 2(e)). The Company shall promptly work with Employee to transfer his phone number ((718) 619-3695) to his personal family plan, and shall ensure that such is completed. The Company shall provide Employee a phone to use for Company business during the Consulting Period (as defined herein). i. Enforcement of Protective Covenants. i. Rights and Remedies Upon Breach. Employee specifically acknowledges and agrees that the remedy at law for any breach of the Protective Covenants may be inadequate, and that in the event Employee breaches, or threatens to breach, any of the Protective Covenants, the Company Group shall have the right and remedy, without the necessity of proving actual damage or posting any bond, to seek to enjoin Employee, preliminarily and permanently, from violating or threatening to violate the Protective Covenants, and to have the Protective Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Protective Covenants could cause irreparable injury to the Company and

Confidential - 10 that money damages would not provide an adequate remedy to the Company Group. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company Group at law or in equity. Employee understands and agrees that if Employee violates any of the obligations set forth in the Protective Covenants, the period of restriction applicable to each obligation violated shall cease to run during the pendency of any litigation over such violation, provided that such litigation was initiated during the period of restriction. Employee understands and agrees that, if Employee and the Company Group become involved in legal action regarding the enforcement of the Protective Covenants and if the Company prevails in such legal action, the Company Group will be entitled, in addition to any other remedy, to recover from Employee its reasonable costs and attorneys’ fees incurred in enforcing such covenants. The Company Group’s ability to enforce its rights under the Protective Covenants or applicable law against Employee shall not be impaired in any way by the existence of a claim or cause of action belonging to Employee based on, or arising out of, this Agreement or any other event or transaction. ii. Severability and Modification of Covenants. Employee acknowledges and agrees that each of the Protective Covenants is reasonable and valid in time and scope and in all other respects. The Parties agree that it is their intention that the Protective Covenants be enforced in accordance with their terms to the maximum extent permitted by law. Each of the Protective Covenants shall be considered and construed as a separate and independent covenant. Should any provision or any part of any provision of any of the Protective Covenants be held invalid, void, or unenforceable, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other provision or any other part of any provision of this Agreement or such Protective Covenant. If any provision or any part of any provision of the Protective Covenants should ever be held by a court of competent jurisdiction to exceed the scope permitted by the applicable law, it is the intent of the Parties that such court modify such provision or part of a provision to such lesser scope as such court may deem just and proper for the reasonable protection of the Company Group’s legitimate business interests, and that such provision or part of a provision may be enforced by the Company Group to that extent in the manner described above and all other provisions and parts of provisions of this Agreement shall be valid and enforceable. 8. Status of Indemnification Agreement. The Indemnification Agreement shall remain in full force and effect in accordance with its terms, and nothing in this Agreement shall modify, amend, cancel, or supersede such agreement. 9. Engagement as an Independent Contractor; Consulting Services. The Company hereby engages Employee as an independent contractor for the purpose of providing services as related to the management and operations of the Company, effective as of the Termination Date, and Employee hereby accepts such engagement as an independent contractor, upon the terms and conditions set forth in this Agreement. During the Consulting Period, Employee agrees to provide, if and when requested by the Company in writing, consultation services to the Company in the capacity of an independent contractor, which shall include, among other things, providing consultation with respect to the acquisition and/or disposition of portfolio assets, management of portfolio assets, transition of key business relationships from Employee to other employees, transition of primary interface with mortgage agencies from Employee to other employees, and transition of open workstreams to other employees, consistent with applicable law (the “Consulting Services”). During the Consulting Period, Employee shall: (a) perform the Consulting Services in a professional, ethical, and competent manner; and (b) promote the best interest of the Company and take no actions that Employee in good faith believes will in any way

Confidential - 11 damage the business or public image or reputation of the Company or its affiliates. Additionally, during the Consulting Period, Employee is free to work as a consultant, independent contractor, employee or in any other role for any other entity, provided, however, that Employee will provide the Company of reasonable advance notice of any such role and shall, in the event of competing professional obligations, give priority to the performance of Consulting Services for the Company. Employee shall not accept any engagement that would materially interfere with Employee’s time- commitment obligations hereunder (including for the avoidance of doubt under this Section 9 and 10). 10. Independent Contractor Relationship. The Parties acknowledge and intend that the relationship of Employee to the Company while providing the Consulting Services under this Agreement shall be that of an independent contractor. In performing the Consulting Services under this Agreement, Employee shall undertake the Consulting Services according to Employee’s own means and methods of work, which shall be in the exclusive charge and control of Employee, and which shall not be subject to the control or supervision of the Company, except as to the objectives of those Consulting Services. Employee shall determine Employee’s own working hours and schedule and shall not be subject to the Company’s personnel policies and procedures as to hours and schedule. Employee shall be entirely and solely responsible for Employee’s actions or inactions while performing Consulting Services hereunder. Employee shall not, in any form or fashion, maintain, hold out, represent, state or imply to any other individual or entity that an employer/employee relationship exists between the Company and Employee. Employee is not granted, nor shall Employee represent that she is or has been granted, any right or authority to make any representation or warranty or assume or create any obligation or responsibility, express or implied, for, on behalf or in the name of the Company, to incur debts for the Company, or to bind the Company in any manner whatsoever. In providing the Consulting Services, Employee shall continue to be covered by the Indemnification Agreement, and to the extent permitted under the policy, the Company’s Directors and Officers Insurance policy as if he remained employed by the Company. 11. Consulting Period and Termination. The term of Employee’s engagement with the Company as an independent contractor under this Agreement shall begin on the Termination Date and continue until August 31, 2026 (the “Consulting End Date,” and such period, the “Consulting Period”). Following the end of the Consulting Period, Employee’s engagement with the Company under this Agreement shall automatically terminate. In addition, the Company may terminate Employee’s engagement hereunder immediately at any time during the Consulting Period with Cause (as defined in the Ready Capital Corporation 2023 Equity Incentive Plan), in which case Employee will not be entitled to the COBRA Reimbursement or the Consulting Fee following such termination of engagement. Employee’s engagement hereunder shall terminate automatically upon Employee’s death during the Consulting Period, in which case, the Company shall pay any remaining Consulting Fee to Employee’s estate and shall have no further obligations under this Agreement. Upon proper termination of this Agreement, provided Employee timely executes and does not revoke the Supplemental Release, Employee shall be entitled to the Consulting Fee and Employee shall not be entitled to any additional or future compensation or any benefits whatsoever other than the COBRA Reimbursement or any other amounts due under this Agreement. 12. Compensation and Expenses.

Confidential - 12 a. Consulting Fee. In consideration of Employee’s providing Consulting Services, the Company agrees to pay Seven Hundred Thousand Dollars ($700,000) (the “Consulting Fee”), which shall be treated as non-employee compensation, shall not be subject to tax withholding, shall be reported on Internal Revenue Service Form 1099 (or any successor form) (a “Form 1099”), and for which Employee shall be solely responsible for any and all applicable taxes. The Consulting Fee shall be payable in two payments of $350,000; the first on May 31, 2026 and the second following the thirtieth (30th) day after the Consulting End Date provided that (i) Employee provides its services through each payment date, (ii) Employee has complied with his obligations under this agreement, and (iii) Employee has timely executed the Supplemental Release and the revocation period for the Supplemental Release expires without Employee having revoked the Supplemental Release. b. Taxes and Employee Benefits. Employee hereby agrees to indemnify and hold harmless the Company and each of its affiliates from any liability for any and all federal, state and local taxes or assessments of any kind arising out of any payment made by the Company to Employee pursuant to this Agreement. Further, notwithstanding payments made during the COBRA Reimbursement Period, during the Consulting Period, Employee shall not be entitled to any benefits provided by the Company to any of its employees, including, without limitation, any retirement plan, insurance program, disability plan, medical benefits plan or any other fringe benefit program sponsored and maintained by the Company for its employees. 13. Protection of Confidential Information; Use of Company Materials. Employee agrees that the terms of Paragraph 7(f) apply with respect to any Confidential Information he learns in connection with providing the Consulting Services under this Agreement. Employee acknowledges and agrees that any and all materials provided by the Company to Employee that are to be used in connection with Employee’s provision of the Consulting Services under this Agreement are the property of the Company and may not be used outside of the scope, terms, and conditions of this Agreement or in providing services to or on behalf of any person or entity other than the Company. Employee agrees that he will promptly return all such materials to the Company on or prior to the end of the Consulting Period, or at any other time the Company requests such return. 14. Cooperation. Both during and after the Consulting Period, Employee agrees to exercise his best, good faith efforts to: (a) fully cooperate with the Company and the other Company Releasees and their counsel in connection with any pending or future litigation, arbitration, administrative proceedings, or investigation relating to any matter that occurred during Employee’s employment with the Company and in which Employee was involved or of which Employee has or may have knowledge; and (b) respond in good faith to any telephone calls and/or information requests from the Company, the other Company Releasees, or their representatives within a reasonable period of time. Employee further agrees that, in the event Employee is subpoenaed by any person or entity (including, but not limited to, any Government Agency) to give testimony or provide documents (in a deposition, court proceeding or otherwise), which in any way relates to Employee’s employment by the Company, Employee will give prompt notice of such request to the Company unless Employee is prohibited by applicable law from doing so or is requested by law enforcement or a government regulator not to do so, and, unless legally required to do so, will make no disclosure until the Company and/or the other Company Releasees (as applicable) have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure. Failure to cooperate or respond in a timely fashion will be considered a material breach of this Agreement if the Company has provided Employee with at least five (5) business days’ notice of such material

Confidential - 13 breach and Employee has failed to cure. This Paragraph shall not in any way limit any of the Protected Rights set forth in Paragraph 4, or in any way limit Employee’s ability to provide truthful testimony or information in response to a subpoena, court order, or valid request by a Government Agency, or as otherwise required by law. If Employee is requested to provide assistance to the Company or the other Company Releasees under this Paragraph, the Company will reimburse Employee for any out-of-pocket expenses reasonably incurred by Employee in connection with providing such assistance. 15. Clawback/Recoupment of Consideration. All Consideration under this Agreement shall be subject to Ready’s Incentive Compensation Recovery Policy and any policy adopted to comply with Section 10D of the Securities Exchange Act of 1934 and applicable stock exchange rules (the “Clawback Policies”), in each case as in effect from time to time and applied in a manner consistent with such law (the “Clawback”). In addition, following the date all payments are made pursuant to Paragraph 2, the Company may suspend any Consulting Fee that has not yet been paid or recoup all or any portion of Consideration previously provided to Employee if (A) the Company’s Board of Managers determines, in good faith after reasonable investigation, that Employee (i) engaged in fraud, embezzlement, or willful and knowing misconduct, or (ii) materially breached this Agreement or (iii) materially breached any Company or Ready policy, in each case during his employment with the Company or the Consulting Period, and (B) such conduct directly resulted in material harm or undue expense to the Company. Prior to any such determination, the Company shall provide Employee with written notice of the specific facts and circumstances underlying this determination and a reasonable opportunity (not less than 15 days) to respond (a “Recoupment”). Any challenge to a good faith determination of the Company’s Board of Managers may be reviewed by a court under a reasonableness standard, and such determination shall be upheld if reasonable. Further, as of the date of this Agreement, the Company represents on behalf of itself and the Company’s Board of Managers that based on information it has as of the date of this Agreement, the requirements set forth under this Paragraph 15 for a Clawback or Recoupment would not be satisfied to require/allow for Clawback or Recoupment. 16. Final Agreement. Except as set forth in Paragraphs 7(a) and 8, this Agreement and the Supplemental Release contain the entire agreement between the Company and Employee with respect to the subject matter hereof, and supersede all prior agreements between the Parties; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, nothing herein shall limit, amend, supersede, replace, or supplant any other agreements or provisions executed by Employee in favor of the Company Group regarding non-solicitation, confidentiality, return of property, non-disparagement, ownership of intellectual property, or arbitration obligations. The Parties agree that this Agreement may not be modified except by a written document signed by both Parties. The Parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. 17. Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by nationally recognized overnight delivery service (e.g., UPS or Federal Express), or by e-mail and shall be effective upon actual receipt by the Party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the Party entitled to notice shall hereafter designate in accordance with the terms hereof):

Confidential - 14 If to the Company: Waterfall Asset Management, LLC General Counsel (Kenneth Nick) 1251 Avenue of the Americas, 50th Floor New York, NY 10020 KNick@waterfallam.com. If to Employee: [*****] [*****] [*****] [*****] 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to its conflict of law principles. 19. Waiver. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision. Any waiver of any provision of this Agreement must be in a writing signed by the party making such waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. 20. Severability. With the exception of the release contained in Paragraph 3, the provisions of this Agreement are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully and validly enforceable. If the general release and covenant not to sue set forth in Paragraph 3 of this Agreement is found to be unenforceable, this Agreement shall be null and void and Employee will be required to return to the Company all Consideration already paid to Employee. The language of all valid parts of this Agreement shall in all cases be construed as a whole, according to fair meaning, and not strictly for or against any of the parties. 21. Code Section 409A. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Code and any applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. The tax treatment of the benefits provided under this Agreement is not warranted or guaranteed to Employee, who is responsible for all taxes assessed on any payments made pursuant to this Agreement, whether under Section 409A of the Code or otherwise. Neither the Company nor its directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by Employee as a result of the application of Section 409A of the Code. Employee’s right to receive any installment payments as severance pay shall be treated as a right to receive separate and distinct payments for purposes of Section 409A of the Code. The Parties hereby signify their agreement to these terms by their signatures below. Employee /s/ Adam Zausmer Adam Zausmer Date: 4/19/2026

Confidential - 15 Waterfall Asset Management, LLC Ready Capital Corporation By: /s/ Thomas Capasse By: /s/ Thomas Capasse Name: Thomas Capasse Name: Thomas Capasse Title: Managing Partner Title: Chief Executive Officer Date: 5/6/2025 Date: 5/6/2025

Confidential - 16 Exhibit A Supplemental Release of Claims In exchange for the consideration provided to Adam Zausmer (“you”) under the Separation Agreement between Waterfall Asset Management, LLC (the “Company”) and Ready Capital Corporation (“Ready”) and you (the “Agreement”), to which this Supplemental Release of Claims (the “Supplemental Release”) is attached as Exhibit A, and as a precondition to your receipt of the consideration provided in Paragraphs 2(b) and 12(a) of the Agreement, you hereby agree as follows. All capitalized terms utilized but not defined herein shall have the same meanings ascribed to them in the Agreement. 1. This Supplemental Release releases all claims against Company and Ready that may have arisen between the date you signed the Agreement on [●], 2026, and the Consulting End Date (as defined in the Agreement). By signing this Supplemental Release, and in return for the Consideration (as defined in the Agreement), on behalf of yourself and your agents and successors in interest, you hereby UNCONDITIONALLY RELEASE AND DISCHARGE the Company and all Company Releasees (as defined in the Agreement) from ALL claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature which you may by law release, as well as all contractual obligations not expressly set forth in this Supplemental Release (other than those set forth in the Agreement), whether known or unknown, fixed or contingent, that you may have or claim to have against any Company Releasee for any reason as of the date of execution of this Supplemental Release. This Supplemental Release and covenant not to sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. You specifically acknowledge and agree that you are releasing any and all rights under federal, state and local employment laws including without limitation the Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefit Protection Act (the “OWBPA”), 29 U.S.C. § 621 et seq., Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, the New York State Human Rights Law, the New York City Human Rights Law, the New York State Labor Law, the New York State Civil Rights Law, N.Y. Workers’ Comp. Law § 125, Article 23-A of the New York State Corrections Law, the New York City Earned Safe and Sick Time Act, the New York Wage Theft Prevention Act, Article 15 of the Executive Law of the State of New York (Human Rights Law), the New York State WARN Act, the New York City Fair Chance Act, the New York City Stop Credit Discrimination in Employment Act, and any and all other local, state, and federal law claims, whether arising under statute or common law. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law. Subject to Paragraph 4 below, you further hereby AGREE NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Company Releasees any claim released by this Supplemental Release. 2. You acknowledge and agree that you have been paid or provided all compensation

Confidential - 17 and benefits to which you are entitled through the date of execution of this Supplemental Release. Other than the payments set forth in the Agreement, you agree that neither the Company nor any Company Releasee owes any additional amounts to you for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason. 3. This Supplemental Release is intended to and does settle and resolve all claims of any nature that you might have against the Company and the Company Releasees arising out of your employment relationship with the Company, your consulting relationship with the Company, the termination of either such relationship, or relating to any other matter, except as set forth in Paragraph 4 below. You warrant that you have not filed any notices, claims, complaints, charges, or lawsuits of any kind whatsoever against the Company or any of the Company Releasees as of the date of execution of this Supplemental Release. Nothing herein prohibits or restricts Employee’s Protected Rights set forth in Paragraph 4 of the Agreement. This Supplemental Release shall not in any way be construed as an admission by the Company or any of the Company Releasees of wrongdoing or liability or that Employee has any rights against the Company or any of the Company Releasees. You represent and agree that you have not transferred or assigned to any person or entity, any claim that you are releasing in this Supplemental Release. 4. Nothing in this Supplemental Release is intended as, or shall be deemed or operate as, a release by you of (i) any of your rights under the Agreement or this Supplemental release; (ii) any vested benefits under any Company-sponsored benefit plans; (iii) any rights under COBRA or similar state law; (iv) any recovery to which you may be entitled pursuant to workers’ compensation and unemployment insurance laws; (v) Employee’s right to challenge the validity of Employee’s release of claims under the ADEA; (vi) any rights or claims under federal, state, or local law that cannot, as a matter of law, be waived by private agreement; (vii) any rights you have to advancement and/or indemnification pursuant to the Company’s operating documents or applicable law, including any rights Employee has pursuant to the Indemnification Agreement (as defined in the Agreement); (viii) any claims or rights under any insurance policy, such as directors and officers insurance; and (ix) any claims arising after the date on which you execute this Supplemental Release. For clarity, Employee’s rights and the Company’s obligations to advancement and indemnification shall continue beyond the Termination Date and shall not be affected by the Employee’s termination of employment. 5. Paragraph 4 of the Agreement regarding your Protected Rights is hereby incorporated by reference into this Supplemental Release. 6. Execution of Supplemental Release: a. You understand that this Supplemental Release includes a release covering all claims arising or accruing on or prior to the date this Supplemental Release is executed, including claims under the ADEA, whether those claims are presently known to you or hereafter discovered. You understand that, in accordance with the ADEA and the OWBPA, you will have twenty-one (21) days after receiving this Supplemental Release to consider this Supplemental Release’s terms, execute this Supplemental Release, and return the signed Supplemental Release by email, facsimile, or overnight courier (via FedEx or UPS) to Kenneth Nick, General Counsel, 1251 Avenue of the Americas, 50th Floor, New York, NY 10020, KNick@waterfallam.com. If you execute this Supplemental Release prior to the end of this twenty-one (21) day period, you hereby knowingly and voluntarily waive the remainder of this twenty-one (21) day period. If you fail to execute and return this Supplemental Release within the twenty-one (21) day period, then this

Confidential - 18 Supplemental Release, and Paragraph 12(a) of the Agreement, will be null and void and of no force or effect. You are advised to consult an attorney about the Supplemental Release prior to executing it. To accept the Supplemental Release, please date and sign below and return it to the Company’s General Counsel, Kenneth Nick, such that he receives it on or before the twenty-first (21st) day after receiving this Supplemental Release. b. You acknowledge that if you timely execute this Supplemental Release, you will have seven (7) days from the date you execute this Supplemental Release to revoke your acceptance. To revoke, you must notify the Company’s General Counsel, Kenneth Nick, 1251 Avenue of the Americas, 50th Floor, New York, NY 10020, KNick@waterfallam.com, in writing and he must receive such written notification before the end of the seven-day revocation period. If you revoke this Agreement, you will not be entitled to the Consulting Fee, or any of COBRA Reimbursement that has not already been paid by the Company as of the date you receive this Supplemental Release. If you do not revoke this Supplemental Release within seven (7) days from the date you timely execute this Supplemental Release as provided herein, this Supplemental Release will become fully binding, effective, irrevocable, and enforceable on the eighth (8th) calendar day after you execute it (the “Supplemental Release Effective Date”). c. By signing below, you expressly acknowledge, represent, and warrant that you have carefully read this Supplemental Release; that you fully understand the terms, conditions, and significance of this Supplemental Release and its final and binding effect; that no other promises or representations were made to you other than those set forth in the Agreement and this Supplemental Release; that you are fully competent to manage your business affairs and understand that you may be waiving legal rights by signing this Supplemental Release; that you have executed this Supplemental Release voluntarily, knowingly, and with an intent to be bound by this Supplemental Release; that you have been advised to consult with an attorney of your own choosing in connection with your review and execution of this Supplemental Release; and that you have full power and authority to release your claims as set forth herein, including but not limited to any and all claims under the ADEA and all other laws regarding age discrimination, and has not assigned any such claims to any other individual or entity. Accepted and agreed to: Print Name: Adam Zausmer Signature: Dated: